Exhibit 10.54

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

FORM OF

STRIP GRANT AGREEMENT

GRANT TO: [                    ]

THIS AGREEMENT (the “Agreement”) is made effective as of March 28, 2005 (the “Grant Date”), between Warner Chilcott Holdings Company, Limited, a Bermuda exempted limited company (together with its successors, “Warner Chilcott I”), Warner Chilcott Holdings Company II, Limited, a Bermuda exempted limited company (together with its successors, “Warner Chilcott II,” and together with Warner Chilcott I, the “Companies,” (each of the Companies sometimes being referred to individually herein as a “Company”)) and [                    ], who is an employee of Warner Chilcott I or one of its Subsidiaries (the “Grantee”).

WHEREAS, in connection with the Grantee’s employment with Warner Chilcott I or one of its Subsidiaries, on the date hereof, (i) Warner Chilcott I desires to grant to the Grantee a certain number of Class A ordinary shares, par value $.01, of Warner Chilcott I (“Class A Common Shares”) and a certain number of Class L ordinary shares, par value $.01, of Warner Chilcott I (“Class L Common Shares”), and (ii) Warner Chilcott II desires to grant to the Grantee a certain number of preferred shares, par value $.01, of Warner Chilcott II (“Preferred Shares”).

WHEREAS, the Board of Directors of Warner Chilcott I has determined that it would be to the advantage, and in the best interest, of Warner Chilcott I and its shareholders to grant the Class A Common Shares and the Class L Common Shares provided for herein to the Grantee, and the Board of Directors of Warner Chilcott II has determined that it would be to the advantage, and in the best interest, of Warner Chilcott II and its shareholders to grant the Preferred Shares provided for herein to the Grantee, in each case as an incentive for increased efforts during his employment with Warner Chilcott I or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. GRANT OF STRIP SHARES

(a) Grant. Subject to the terms and conditions of this Agreement, (i) Warner Chilcott I hereby grants to the Grantee [                    ] Class A Common Shares (the “Granted Class A Common Shares”) and [                    ] Class L Common Shares (the “Granted Class L Common Shares”), and (ii) Warner Chilcott II hereby grants to the Grantee [                    ] Preferred Shares (the “Granted Preferred Shares”). The Granted Class A Common Shares, Granted Class L Common Shares and Granted Preferred Shares are referred to collectively herein as the “Granted Strip Shares”.

SECTION 2. ISSUANCE OF SHARES

(a) Share Certificates. Warner Chilcott I shall cause to be issued certificates for the Granted Class A Common Shares and Granted Class L Common Shares representing this award, and Warner Chilcott II shall cause to be issued certificates for the Granted Preferred Shares representing this award, in each case registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship). In connection with the execution of this Agreement, the Grantee shall deliver to Warner Chilcott I, in respect of all Granted Class A Common Shares and Granted Class L Common Shares, and Warner Chilcott II, in respect of all Granted Preferred Shares, a duly-executed blank share power in the form attached hereto as Exhibit A.

(b) Voting Rights. The Grantee shall have voting rights with respect to the Granted Strip Shares.

(c) Dividends. All cash dividends paid on unvested Granted Strip Shares (or on Granted Strip Share Dividends) shall be paid directly to the Grantee. All share dividends, if any, that are paid on unvested Granted Strip Shares, and all share dividends, if any, that are paid on any share dividends (any such share dividends, “Granted Strip Share Dividends”) shall be treated as set forth in Section 3(b).

(d) Section 83(b) Election. If the Grantee chooses, the Grantee may make an election under Section 83(b) of the Code, which would cause the Grantee currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the FMV of the award (determined as of the date of the award) over the Purchase Price (if any), which excess will be subject to U.S. federal income tax. The form for making a Section 83(b) election is attached as Exhibit B. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within 30 days after the Grant Date may result in the recognition of ordinary income on any future appreciation on the Granted Strip Shares.

(e) Withholding Requirements. Each of the Companies may withhold any tax (or other governmental obligation) as a result of the grant of this award and/or the filing of a Section 83(b) election as a condition to the grant of this award, and the Grantee shall make arrangements satisfactory to the Company withholding such taxes to enable it to satisfy all such withholding requirements.

SECTION 3. CERTAIN RESTRICTIONS

The following provisions shall apply to each Granted Strip Share until such share vests in accordance with Section 4:

(a) The certificate representing such Granted Strip Share shall be held in custody by the relevant Company.

(b) All Granted Strip Share Dividends will be subject to the same restrictions as the Granted Strip Share to which such Granted Strip Share Dividend relates and will be held in custody by the Company on the same terms as such Granted Strip Share.

(c) The certificate representing such Granted Strip Share shall bear the legend provided for in the first sentence of Section 5(d).

(d) In the event that the Grantee’s employment with Warner Chilcott I or the applicable Subsidiary thereof terminates prior to January 18, 2006 and such termination was by Warner Chilcott I (or the applicable Subsidiary thereof) for Cause or by the Grantee without Good Reason, then all unvested Granted Strip Shares (and all Granted Strip Share Dividends related to such unvested Granted Strip Shares) shall be forfeited, and all of the Grantee’s rights, or the rights of any spouse or any Permitted Transferee of such Grantee, to such unvested Granted Strip Shares (and such Granted Strip Share Dividends) shall terminate.

SECTION 4. VESTING OF GRANTED STRIP SHARES

(a) Vesting. Subject to the provisions of this Agreement, all Granted Strip Shares shall vest on January 18, 2006, provided that Granted Strip Shares may vest prior to January 18, 2006 as follows:

(i) if an IPO occurs prior to January 18, 2006, all Granted Strip Shares vest immediately prior to the consummation of the IPO;

(ii) if a Change of Control (including a Drag-Along Sale, as such term is defined in the Management Shareholder Agreement) occurs prior to January 18, 2006, all Granted Strip Shares vest immediately prior to the consummation of the Change of Control; and

(iii) if a Tag-Along Sale (as such term is defined in the Management Shareholders Agreement) occurs prior to January 18, 2006, all Granted Strip Shares sold by Grantee in such Tag-Along Sale, if any, vest immediately prior to the consummation of Tag-Along Sale.

(b) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any Granted Strip Shares:

(i) the restrictions referred to in Section 3 shall cease to exist with respect to such Granted Strip Shares;

(ii) the applicable Company will cause to be issued and delivered to the Grantee (or the applicable Permitted Transferee of the Grantee, if any) a certificate or certificates for the number of Granted Strip Shares which have so vested, and the number of shares represented by the Granted Strip Share Dividends, if any, paid with respect to such Granted Strip Shares, without the legend provided for in the first sentence of Section 5(d);

(iii) the applicable Company will cause to be delivered to the Grantee (or the applicable Permitted Transferee of the Grantee, if any) any Additional Property with respect to such vested Granted Strip Shares that are held in the custody of such Company; and

(iv) the applicable Company will cause to be issued a certificate or certificates for the remaining unvested Granted Strip Shares registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship or the applicable Permitted Transferee of the Grantee, if any), which certificate or certificates will continue to be held in the custody of the applicable Company in accordance with Section 3.

SECTION 5. SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a) Grantee Acknowledgements and Representations. The Grantee understands and agrees that: (x) the Granted Strip Shares have not been registered under the Securities Act, (y) the Granted Strip Shares are restricted securities under the Securities Act and (z) the Granted Strip Shares may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. The Grantee hereby makes the representations and warranties set forth in Exhibit C hereto.

(b) No Registration Rights. Except as otherwise set forth in the Management Shareholders Agreement, the Companies may, but shall not be obligated to, register or qualify the grant of Granted Strip Shares to the Grantee under the Securities Act or any other applicable law. Neither Company shall be obligated to take affirmative action to cause the grant of Granted Strip Shares to the Grantee to comply with any law.

(c) Transfers. All Granted Strip Shares shall be subject to the provisions as to Transfer set forth in Article 3 of the Management Shareholders Agreement. Unless otherwise permitted pursuant to the Management Shareholders Agreement, the Grantee shall not Transfer any Granted Strip Shares (x) except in compliance with the provisions of Article 3 of the Management Shareholders Agreement, and (y) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement in a manner mutually acceptable to the Board of Directors of each of the Companies and otherwise acknowledged that such Granted Strip Shares are subject to the restrictions set forth in this Agreement. Any attempt to Transfer any Granted Strip Shares not in compliance with this Agreement shall be null and void and have no force or effect, and neither Company shall, and each Company shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Companies.

(d) Legends. Each certificate representing Granted Strip Shares that have not vested shall be endorsed with a legend in substantially the following form:

“The securities represented by this certificate are subject to a certain Strip Grant Agreement, dated as of March 28, 2005, which provides, among other things, for certain restrictions on the transfer and encumbrance of such securities, and for the vesting of such securities according to particular provisions. A copy of such agreement is on file at the principal offices of the Company.”

In addition to the legend set forth in the previous sentence, each certificate representing Granted Strip Shares shall be endorsed with a legend in substantially the form set forth in Section 3.03 of the Management Shareholders Agreement.

SECTION 6. RIGHT OF REPURCHASE

(a) Right of Repurchase. All Granted Strip Shares, and any Granted Strip Share Dividends, shall be subject to the provisions of Article 5 of the Management Shareholders Agreement with respect to the repurchase of the Granted Strip Shares by Warner Chilcott I or Warner Chilcott II, as applicable (or their assignees permitted pursuant to such Article 5); provided, that, Granted Strip Share Dividends shall be treated in the same manner, and shall be subject to the same provisions on process, as the Granted Strip Shares are pursuant to such Article 5 of the Management Shareholders Agreement.

(b) Non-Exercise of Right of Repurchase. In the event that (i) a Company has a right pursuant to Article 5 of the Management Shareholders Agreement to repurchase an unvested Granted Strip Share, and (ii) such Company elects not to exercise such right (and does not assign such right to a Person who exercises such right), in each case pursuant to such Article 5, then such Granted Strip Share shall vest.

SECTION 7. MISCELLANEOUS PROVISIONS

(a) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of Warner Chilcott I (or any Subsidiary employing the Grantee), which rights are hereby expressly reserved by Warner Chilcott I, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to either of the Companies, to:

c/o Warner Chilcott Holdings Company, Limited

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Grantee, to the address that he most recently provided to Warner Chilcott I,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c) Entire Agreement. This Agreement, together with the Management Shareholders Agreement, and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein constitute, the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Companies and the Grantee. The failure of Warner Chilcott I or Warner Chilcott II, as the case may be, in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between either of the Companies and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer of Granted Strip Shares in accordance with the provisions of this Agreement.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Companies and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Companies and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law, Venue. All issues concerning the relative rights of the Companies and the Grantee with respect to each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(h) Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Exhibits. Any capitalized terms used in any Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Counterparts. The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement. The signatures of all the parties need not appear on the same counterpart.

(l) Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents either Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Granted Strip Shares pursuant to the provisions of this Agreement. The Company agrees to take whatever additional action and execute whatever additional documents are necessary or advisable to carry out or effect one or more of the obligations of the Company pursuant to the provisions of this Agreement.

(m) Management Shareholders Agreement; Counsel. The Grantee acknowledges and understands that material definitions and provisions concerning the Granted Strip Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Management Shareholders Agreement. The Grantee has read carefully, and understands, the provisions of such document. White & Case LLP (“Counsel”) has been retained by the Companies to represent the Grantee in connection with the transactions contemplated by this Agreement. The Grantee has had the opportunity to seek legal advice from Counsel on this Agreement and the transactions contemplated hereby.

SECTION 8. DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Business Day” has the meaning ascribed to such term in the Management Shareholders Agreement.

(c) “Cause” has the meaning ascribed to such term in the Management Shareholders Agreement, except that the reference therein to a Management Shareholder shall be to the Grantee.

(d) “Change of Control” has the meaning ascribed to such term in the Management Shareholders Agreement. For the avoidance of doubt, a Change of Control shall not include an IPO unless the definition of Change of Control is otherwise satisfied.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f) “Employee” means any individual who is a common-law employee of Warner Chilcott I or a Subsidiary thereof.

(g) “FMV” with respect to a Granted Strip Share means the fair market value of such Granted Strip Share, as determined in good faith by the Board of Directors of Warner Chilcott I, in the case of a Granted Class A Common Share or a Granted Class L Common Share, or the Board of Directors of Warner Chilcott II, in the case of a Granted Preferred Share. Any such determination shall be conclusive and binding on all persons.

(h) “Good Reason” has the meaning ascribed to such term in the Management Shareholders Agreement, except that the reference therein to a Management Shareholder shall be to the Grantee.

(i) “IPO” has the meaning ascribed to such term in the Management Shareholders Agreement.

(j) Management Shareholders Agreement” means that certain Management Shareholders Agreement dated as of the date hereof by and among Warner Chilcott I, Warner Chilcott II, Warner Chilcott Holdings Company III, Limited, the Grantee and the other parties thereto (as the same shall be amended, modified or supplemented from time to time).

(k) “Permitted Transferee” has the meaning ascribed to such term in the Management Shareholders Agreement.

(l) “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(m) “Purchase Price” means the price, if any, paid by the Grantee for the Granted Strip Shares.

(n) “Right of Repurchase” means the rights of repurchase by Warner Chilcott I and Warner Chilcott II described in Section 6 of this Agreement.

(o) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(p) “Service” means service as an Employee.

(q) “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

(r) “Transfer” has the meaning ascribed in such term in the Management Shareholders Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:
Name:
Title:

[Name]